 As filed with the Securities and Exchange Commission on August 31, 2018

REGISTRATION NO. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	38-3041398
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

303 International Circle, Suite 200,
Hunt Valley, MD 21030
(410) 427-1700
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C. Taylor Pickett
Chief Executive Officer
Omega Healthcare Investors, Inc.
303 International Circle, Suite 200,
Hunt Valley, MD 21030
(410) 427-1700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Eliot Robinson
Terrence Childers
Bryan Cave Leighton Paisner LLP
One Atlantic Center, Fourteenth Floor
1201 West Peachtree Street, NW
Atlanta, Georgia 30309-3488
(404) 572-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee

Preferred Stock, par value $1.00 per share (2)
Common Stock, par value $0.10 per share (2)	(1)
Warrants (3)
Units (4)

(1)	An indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act , the registrant is deferring payment of all of the registration fee.

(2)	Also includes such indeterminate number of shares of preferred stock and common stock as may be issued upon conversion or exercise of, or exchange for, preferred stock, warrants, units or other securities pursuant to their terms. Separate consideration may or may not be received for such preferred stock or common stock. Also includes such indeterminate number of shares of common stock and preferred stock as may be required for delivery upon conversion or exercise of, or exchange for, preferred stock, warrants, units or other securities as a result of anti-dilution provisions thereof.

(3)	Represents an indeterminate number of warrants as may be issued at indeterminate prices, representing rights to purchase common stock and preferred stock, or any combination. Such warrants may be issued independently or together with preferred stock, common stock or units, and the warrants may be sold at the same or different time as those offered securities.

(4)	Represents an indeterminate amount and number of units consisting of any combination of preferred stock, common stock or warrants.

PROSPECTUS

Preferred Stock  ●  Common Stock  ●  Warrants  ●  Units

We may offer from time to time our preferred stock, common stock, warrants or units consisting of securities covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time.

This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.

Shares of our common stock are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “OHI.” The closing price of our common stock as reported by the NYSE on August 28, 2018, was $32.91 per share. Unless we state otherwise in a prospectus supplement, we will not list any preferred stock, warrants or units on any securities exchange.

Our principal executive offices are located at 303 International Circle, Suite 200, Hunt Valley, MD 21030, and our telephone number is (410) 427-1700.

Investing in the securities involves risks. See the “Risk Factors” section of this prospectus. Before buying the securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission, which we refer to as the SEC, which is incorporated by reference in this prospectus. See “Available Information.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer the securities on a continuous or delayed basis in amounts, at prices and on terms determined at the time of offering. We may offer the securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock, at prevailing market prices at the time of the sale or prices related to prevailing market prices. Information about the underwriters or agents who will participate in any particular sale of the securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is August 31, 2018.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under this automatic shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus and the applicable prospectus supplement(s) in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplements. We have not authorized anyone to provide you with different information. Therefore, if anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Omega,” “we,” “us,” “our” or similar references mean Omega Healthcare Investors, Inc., a Maryland corporation, and its subsidiaries, including OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, which we refer to as the Operating Partnership.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. You may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

This prospectus constitutes part of a registration statement on Form S-3 filed by Omega Healthcare Investors, Inc. under the Securities Act. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information regarding Omega Healthcare Investors, Inc., investors should refer to the registration statement and its exhibits. The full registration statement can be obtained from the SEC as indicated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed with the SEC on May 10, 2018 and August 8, 2018, respectively;

•	Current Reports on Form 8-K* filed on, May 1, 2018, and June 11, 2018;

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 1992, and any amendments or reports filed for the purpose of updating that description; and

•	our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on June 8, 2018 and filed with the Commission on April 30, 2018.

* We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:

Omega Healthcare Investors, Inc.
303 International Circle
Suite 200
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close our anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to stockholders; our investment and financing opportunities and plans; our continued qualification as a Real Estate Investment Trust (“REIT”); and our ability to access capital markets or other sources of funds. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct. Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated in this prospectus.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to:

(i)	those items discussed under “Risk Factors” herein and under “Risk Factors” in Part I, Item 1A to our annual reports on Form 10-K and as supplemented from time to time in Part II, Item 1A to our quarterly reports on Form 10-Q;
(ii)	uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;
(iii)	the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations, and other costs and uncertainties associated with operator bankruptcies;
(iv)	our ability to re-lease, otherwise transition, or sell underperforming assets on a timely basis and on terms that allow us to realize the carrying value of these assets;
(v)	our ability to sell assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets;
(vi)	the availability and cost of capital to us;
(vii)	changes in our credit ratings and the ratings of our debt securities;
(viii)	competition in the financing of healthcare facilities;
(ix)	regulatory and other changes in the healthcare sector;
(x)	changes in the financial position of our operators;
(xi)	the effect of economic and market conditions generally and, particularly, in the healthcare industry;
(xii)	changes in interest rates;
(xiii)	the amount and yield of any additional investments;
(xiv)	changes in tax laws and regulations affecting REITs;
(xv)	the potential impact of changes in the skilled nursing facility and assisted living facility markets or local real estate conditions on our ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; and
(xvi)	our ability to maintain our status as a REIT.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalf, are expressly qualified by the cautionary statements. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date on the cover page of this prospectus.

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RISK FACTORS

Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business that are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2017, and as supplemented in Part II, Item lA to our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, each of which is hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in our securities. See “Available Information” and “Incorporation of Certain Information by Reference.”

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THE COMPANY

We are a self-administered real estate investment trust, which we refer to as a REIT, investing in income producing healthcare facilities, principally long-term care facilities located in the United States and the United Kingdom. We provide lease or mortgage financing to qualified operators of skilled nursing facilities, which we refer to as SNFs, and, to a lesser extent, assisted living facilities, which we refer to as ALFs, independent living facilities and rehabilitation and acute care facilities, which we refer to as specialty facilities. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods.

We are structured as an umbrella partnership real estate investment trust, which we refer to as an UPREIT. Accordingly, substantially all of our assets are held by OHI Healthcare Properties Limited Partnership, an operating partnership that is a subsidiary of Omega, which we refer to as the Operating Partnership. Omega is the sole general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of June 30, 2018, Omega owned approximately 96% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 4% of the units.

We were incorporated in the State of Maryland on March 31, 1992. Our principal executive offices are located at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our Company is set forth in documents on file with the SEC and incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Available Information.”

Our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are accessible free of charge on our website at www.omegahealthcare.com. Information on our website does not constitute part of this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes.

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RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to combined fixed charges for the periods indicated. We have calculated the ratio of earnings to combined fixed charges by adding net income to fixed charges and dividing that sum by such fixed charges. Earnings consist of income plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and gains and losses related to retiring certain debt early.

	Year Ended December 31, 2017
	2013	2014	2015	2016	2017	Six Months Ended June 30, 2018

Earnings / combined fixed charges and preferred dividends coverage ratio	2.9x	2.7x	2.2x	3.1x	1.4x	2.6x

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DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of our preferred stock, par value $1.00 per share, in one or more series;
•	shares of our common stock, par value $0.10 per share;
•	warrants to purchase preferred stock, common stock or any combination thereof; or
•	any combination of the foregoing, either individually or as units.

This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities, including the initial offering price and the net proceeds to us, will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered to the extent so required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus or other offering materials that we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Available Information” and “Incorporation of Certain Information By Reference.”

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of relevant Maryland law, including the Maryland General Corporation Law, which we refer to as the MGCL. The terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the articles supplementary that establishes a particular series of preferred stock in its entirety. We urge you to read at that time the articles supplementary because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The articles supplementary will be filed with the State Department of Assessments and Taxation of the State of Maryland of the State of Maryland and with the SEC.

As of August 9, 2018, our authorized capital stock consisted of 350,000,000 shares of common stock, par value $0.10 per share and 20,000,000 shares of preferred stock, par value $1.00 per share. As of August 9, 2018, there were 200,335,705 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Common Stock

All shares of our common stock participate equally in dividends payable to stockholders of our common stock when and as declared by our board of directors and in net assets available for distribution to stockholders of our common stock on liquidation or dissolution; have one vote per share on all matters submitted to a vote of the stockholders; and do not have cumulative voting rights in the election of directors. All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock issued pursuant to this prospectus, will be fully paid and non-assessable. Holders of our common stock do not have preference, conversion, exchange or preemptive rights. We may issue additional shares of authorized common stock without stockholder approval, subject to applicable rules of the NYSE.

Computershare Trust Company, N.A. is the registrar and transfer agent for our common stock. Our common stock is listed on the NYSE under the symbol “OHI.”

Preferred Stock

Under our charter, our board of directors has the authority to authorize from time to time, without further stockholder action, the issuance of shares of our preferred stock, in one or more series as the board of directors shall deem appropriate, and to fix the rights, powers and restrictions of the preferred stock by resolution and the filing of an amendment to our charter, including but not limited to the designation of the following:

•	the number of shares constituting such series and the distinctive designation thereof;
•	the voting rights, if any, of such series;
•	the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;
•	whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;
•	the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Company;
•	the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of equity shares, the price or prices or rate or rates of conversion or exchange, with such adjustments thereto as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Company (or both) or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and
•	any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

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Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical to each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our charter, or as may be fixed by our board of directors as described above. We may from time to time amend our charter to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of the Company through a merger, tender offer, proxy contest or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company.

Transfer and Ownership Restrictions

To qualify as a REIT under the Internal Revenue Code of 1985, as amended, which we refer to as the Code, we must satisfy certain criteria, including:

•	not more than 50% in value of our outstanding capital stock may be directly or beneficially owned (after application of certain rules relating to the attribution of stock ownership) by five or fewer individuals during the last half of a taxable year (commonly referred to as the “5/50 Standard”); and
•	our capital stock must be owned (without regard to attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (commonly referred to as the “100 Stockholder Rule”).

To ensure that we meet the Code’s requirements for a REIT, our charter, as amended:

•	restricts any person from beneficially or constructively owning our capital stock in any manner that would cause us to fail to qualify as a REIT;
•	provides our board of directors with the authority to allow certain persons to own more than 9.8% of our capital stock subject to certain limitations and requirements intended to ensure compliance with the 5/50 Standard and the 100 Stockholder Rule;
•	prohibits any transfer that would cause us to have fewer than 100 stockholders, and treat any such purported transfer as void ab initio;
•	with respect to certain transactions that would violate the ownership limitations (other than transactions that violate the 100 Stockholder Rule), requires the automatic transfer of the subject shares of our capital stock to a trust that allows the purchasing stockholder generally to recoup up to the amount invested and the distribution of any excess amounts to a charitable beneficiary, and require that the trustee sell the shares to a person whose ownership would not violate the ownership limitations; and
•	provides that the purchase price per share for shares held in trust equal the lesser of (a) the price paid by the prohibited transferee for the shares (or, in the case of a gift, devise or similar transfer, the market price of the shares) on the day that the prohibited transfer occurs, or (b) the market price per share on the date of the sale received by the trustee from the sale or other disposition of the shares, in either case reduced by the amount of any dividends or other distributions on those shares received by the prohibited transferee.

All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

Anti-Takeover Protections

The following is a description of certain provisions included in our charter, bylaws and Maryland law that may have the effect of discouraging unilateral tender offers or other takeover proposals that stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board of directors’ authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. The following provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board of directors believes, however, that these provisions may help assure fair treatment of our stockholders and preserve our assets. These provisions may require persons seeking control of the Company to negotiate with our board of directors regarding the price to be paid for our shares required to obtain control, promote continuity and stability, and enhance the Company’s ability to pursue long-term strategies.

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Charter and Bylaws

Our charter and bylaws contain certain provisions, including the provisions described below, that may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our charter and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our charter and bylaws. If you would like to read our charter or bylaws, they are on file as exhibits to documents we have filed with the SEC, which are available as described under “Available Information.”

Size of Board. Our charter specifies that the number of directors shall be six, which number may be increased or decreased as provided in the bylaws, but shall not be less than five nor more than thirteen. Our current board of directors, by resolution of the board, is fixed at nine directors.

Election of Directors. A director is generally elected by the vote of a majority of the votes cast at the meeting at which the election is held, except that, in case of a contested election, directors are elected by the vote of a plurality of the votes present in person or represented by proxy at the meeting. For one of our stockholders to nominate a candidate for director, our bylaws require that such stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must describe various matters regarding the nominee, the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made. Our charter does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then-outstanding shares of common stock can elect all of the directors of the class then being elected at that meeting of stockholders.

Removal of Directors. Our charter and bylaws provide that stockholders may remove a director only “for cause” and with the affirmative vote of not less than two-thirds of the-then outstanding shares of our capital stock entitled to vote, subject to any rights of holders of any outstanding series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances.

Filling Vacancies. Our bylaws provide that any vacancies on the board of directors, including vacancies by reason of an increase in the number of directors, whether or not sufficient to constitute a quorum, may be filled by a majority vote of the directors then in office even if the remaining directors do not constitute a quorum.

Limitations on Stockholder Action by Written Consent. Our bylaws provide that, except for the election of directors, action may be taken without a meeting of stockholders only if all of the stockholders entitled to vote with respect to the subject matter thereof consent in writing or by electronic transmission to such action being taken or (in respect to the adoption of new bylaws or the amendment or repeal of the existing bylaws) by a written consent of the holders of a majority of the outstanding shares entitled to vote. The election of directors may not be undertaken by written consent.

Limitations on Calling Stockholder Meetings. Under our bylaws, special meetings of the stockholders may be called by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or president, or, subject to the satisfaction of certain procedural and informational requirements by the stockholders requiring the meeting, by our secretary upon written request of holders of not less than a majority of the votes entitled to be cast on the business proposed.

Advance Notice Bylaw; Proposal and Nomination Information Requirements. For a stockholder to bring a proposal before an annual meeting, including director nominations, our bylaws require that the stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice at least 90 days but not more than 120 days before the first anniversary of the preceding year’s annual meeting. Each proponent of a matter to be considered at a stockholder meeting and each stockholder nominating a director must furnish certain information, including his or her ownership of common stock, options or any short positions related to our common stock and any fees such proponent stands to earn based on the value of the common stock or derivatives related to the common stock. Each director nominated by a stockholder must certify that he or she is not a party to, and will not become a party to, any agreement with any person or entity in connection with service or action as a director. Such director nominee must also submit a completed director questionnaire provided by us.

Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.

Certain Amendments to our Charter and Bylaws. The provisions of our charter governing certain business combinations and governing ownership limitations and excess shares may not be amended without the board declaring the amendment advisable and the approval of 80% of the outstanding shares of our capital stock entitled to vote. Our bylaws may be amended, altered, changed or repealed by (1) a majority of all the outstanding shares of capital stock entitled to vote, unless the bylaws provide that a higher voting requirement applies, or (2) a majority of our board of directors.

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Business Combinations. Our charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder of 10% or more of our outstanding voting stock, which we refer to as a Related Person, be approved by the affirmative vote of at least 80% of our outstanding voting shares. A “business combination” is defined in our charter as:

•	any merger or consolidation of the Company with or into a Related Person;
•	any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of the assets of the Company (including without limitation any voting securities of a subsidiary) to a Related Person;
•	any merger or consolidation of a Related Person with or into the Company;
•	any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company;
•	the issuance of any of our securities (other than by way of pro rata distribution to all stockholders) of the Company to a Related Person; and
•	any agreement, contract or other arrangement providing for any of the transactions described above.

The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

Maryland Law

Maryland “Unsolicited Takeovers” under Subtitle 8 of Title 3. The “Unsolicited Takeovers” provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;
•	a two-thirds vote requirement to remove a director;
•	a requirement that the number of directors be fixed only by a vote of directors;
•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full terms of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to be subject to the requirement that a vacancy on the board of directors be filled by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred. Accordingly, the stockholders may not fill any vacancy upon the board of directors.

The other Subtitle 8 elections are not currently relevant to us because existing provisions in our charter and bylaws (unrelated to Subtitle 8) already make us subject to the two-thirds vote requirement for removing a director, a requirement that the number of directors be fixed only by a vote of directors, a majority requirement for the calling of a special meeting of stockholders, and (until the 2017 annual meeting of stockholders) a classified board of directors. We, nevertheless, retain our right to opt in to any of the other provisions of Subtitle 8.

Maryland Business Combination Act. Pursuant to Section 5.09 of our charter, we have opted out of Maryland’s statutory “business combination” provisions under the Maryland Business Combination Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to endorse to our stockholders an articles supplementary opting into the statutory business combination provisions. An alteration or repeal of the charter’s “opt out” provision, however, would not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

If we were to opt into the Maryland Business Combination Act, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, would be prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

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After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

For a description of the Business Combinations provision included in our charter, see “Charter and Bylaws – Business Combinations” above.

Maryland Control Share Acquisition Act. Pursuant to Section 5.09 of our charter, we have opted out of Maryland’s statutory “control share acquisition” provisions under the Maryland Control Share Acquisition Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to endorse to our stockholders an articles supplementary opting into the statutory control share acquisition provisions. An alteration or repeal of the charter’s “opt out” provision, however, would not have any effect on any control share acquisitions that have been consummated or upon any agreements existing at the time of such modification or repeal.

The Maryland Control Share Acquisition Act, if and when applicable to us, would provide that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock, that, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise direct or indirect voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;
•	one-third or more, but less than a majority of all voting power; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the direct or indirect acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the corporation’s receipt of demand to consider the voting rights of the shares. If no request for a special meeting is made, the corporation itself may present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

Duties of Directors with Respect to Unsolicited Takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond on behalf of the corporation to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock or common stock or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to the warrants being offered.

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A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of the preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;
•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants, including adjustments in the exercise price;
•	information with respect to book-entry procedures, if any;
•	a discussion of any material Federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrants in this prospectus are summaries of the material provisions that will appear in the applicable agreements. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any warrants or warrant units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants or any warrant units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information.”

DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units that we are offering will specify the material terms of the units, including one or more of the following:

•	the material terms of the units and of the securities making up the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities making up the units;
•	any special federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

The descriptions of the units in this prospectus are summaries of the material provisions that will appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information.”

THE OPERATING PARTNERSHIP

The following is a description of our Operating Partnership and certain of the terms of the Partnership Agreement of our Operating Partnership. For more detail, you should refer to the Partnership Agreement itself, which we have filed with the SEC.

We conduct substantially all of our operations and make substantially all of our investments through the Operating Partnership. As the sole general partner of the Operating Partnership, Omega has exclusive control over the Operating Partnership’s day-to-day management, the right and power to make all decisions and take any and every action with respect to the property, business and affairs of the Operating Partnership, and all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Operating Partnership. All such decisions or actions made or taken by the general partner pursuant to the partnership agreement of the Operating Partnership are binding upon the Operating Partnership and all of its partners.

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The partnership agreement of the Operating Partnership requires that the Operating Partnership be operated in a manner that enables us (1) to satisfy the requirements for being classified as a REIT, (2) to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains), including through the incurrence of debt to fund required distributions and (3) to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

Pursuant to the partnership agreement of the Operating Partnership, holders of units of limited partnership interests in the Operating Partnership have redemption rights which enable them to cause the Operating Partnership to redeem their units in exchange for cash (or shares of Omega common stock, at the election of the general partner), as is more specifically detailed in the Partnership Agreement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Consequences of an Investment in Our Securities

The following is a general summary of material U.S. federal income tax considerations applicable to us, and to the purchasers of our securities and our election to be taxed as a REIT. It is not tax advice. The summary is not intended to represent a detailed description of the U.S. federal income tax consequences applicable to a particular stockholder in view of any person’s particular circumstances, nor is it intended to represent a detailed description of the U.S. federal income tax consequences applicable to stockholders subject to special treatment under the federal income tax laws such as insurance companies, tax-exempt organizations, financial institutions, securities broker-dealers, investors in pass-through entities, expatriates and taxpayers subject to alternative minimum taxation.

The following discussion relating to an investment in our securities was based on consultations with Bryan Cave Leighton Paisner LLP, our counsel. In the opinion of Bryan Cave Leighton Paisner LLP, the following discussion, to the extent it constitutes matters of law or legal conclusions (assuming the facts, representations, and assumptions upon which the discussion is based are accurate), accurately represents the material U.S. federal income tax considerations relevant to purchasers of our securities. Bryan Cave Leighton Paisner LLP has not rendered any opinion regarding any effect of such issuance on purchasers of our securities. The sections of the Code relating to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The information in this section is based on the Code; current, temporary, and proposed Treasury regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS; and court decisions, in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings.

Taxation of Omega

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, beginning with our taxable year ended December 31, 1992. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in a manner that will allow us to maintain our qualification as a REIT, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code that govern the federal income tax treatment of a REIT are highly technical and complex. The following sets forth the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

In the opinion of Bryan Cave Leighton Paisner LLP, which opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, we were organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters concerning our business and properties. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Bryan Cave Leighton Paisner LLP on an ongoing basis. Accordingly, no assurance can be given that the various results of our operation for any particular taxable year will satisfy such requirements. Further, such requirements may be changed, perhaps retroactively, by legislative or administrative actions at any time. We have neither sought nor obtained any formal ruling from the IRS regarding our qualification as a REIT and presently have no plan to apply for any such ruling. See “Failure to Qualify.”

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If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and the stockholder levels) that generally results from an investment in a corporation. However, we will be subject to certain federal income taxes as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains; provided, however, that if we have a net capital gain, we will be taxed at regular corporate rates on our undistributed REIT taxable income, computed without regard to net capital gain and the deduction for capital gains dividends, plus a 35% tax on undistributed net capital gain, if our tax as thus computed is less than the tax computed in the regular manner. Second, if we have (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest regular corporate rate on such income. Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business by us, (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax. Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability. Fifth, if we should fail to distribute by the end of each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Sixth, we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, which we refer to as a TRS, that are not conducted on an arm’s-length basis. Seventh, if we acquire any asset that is defined as a “built-in gain asset” from a C corporation that is not a REIT (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by us, which is defined as the “recognition period,” then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset on the date such asset was acquired by us over (b) our adjusted basis in such asset on such date), our recognized gain will be subject to tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that we will not make an election pursuant to Treasury Regulations Section 1.337(d)-7(c)(5).

Requirements for Qualification. The Code defines a REIT as a domestic corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company as defined in provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half year of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its annual distributions to stockholders. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (6). We may avoid disqualification as a REIT for a failure to satisfy any of these tests if such failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.

Income Tests. To maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including generally “rents from real property,” interest on mortgages on real property and gains on sale of real property and real property mortgages, other than property described in Section 1221(a)(1) of the Code) and income derived from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest, and gain from the sale or disposition of stock or securities other than property held for sale to customers in the ordinary course of business.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of the rent must not be based in whole or in part on the income or profits of any person. However, any amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant (other than rent from a tenant that is a TRS that meets the requirements described below) will not qualify as “rents from real property” in satisfying the gross income tests if we or an owner (actually or constructively) of 10% or more of the value of our stock, actually or constructively owns 10% or more of such tenant, which is defined as a related party tenant, taking into account certain complex attribution rules. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may directly provide a minimal amount of “non-customary” services to the tenants of a property as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

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If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property. A modification of a mortgage loan, if it is deemed significant for income tax purposes, could be considered to be the deemed issuance of a new mortgage loan that is subject to re-testing under these rules, with the possible re-characterization of the mortgage interest on such loan as non-qualifying income for purposes of the 75% gross income test (but not the 95% gross income test, which is discussed below), as well as non-qualifying assets under the asset test (discussed below) and the deemed exchange of the modified loan for the new loan could result in imposition of the 100% prohibited transaction tax (also discussed below). IRS guidance provides relief in the case of certain existing mortgage loans held by a REIT that are modified in response to these market conditions such that (i) the modified mortgage loan need not be re-tested for purposes of determining whether the income from the mortgage loan continues to be qualified income for purposes of the 75% gross income test or whether the mortgage loan retains its character as a qualified REIT asset for purposes of the asset test (discussed below), and (ii) the modification of the loan will not be treated as a prohibited transaction. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief. We monitor our mortgage loans and direct financing leases for compliance with the above rules.

Prohibited Transactions. We will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is primarily held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. The terms of these safe-harbor provisions relate primarily to the number and/or amount of properties disposed of by a REIT, the period of time the property has been held by the REIT, and/or aggregate expenditures made by the REIT with respect to the property being disposed of. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property is treated as qualifying for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

Such property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer (for a total of up to six years) if an extension is granted by the Secretary of the Treasury. In the case of a “qualified health care property” acquired solely as a result of termination of a lease, but not in connection with default or an imminent default on the lease, the initial grace period terminates at the end of the second (rather than third) taxable year following the year in which the REIT acquired the property (unless the REIT establishes the need for and the Secretary of the Treasury grants one or more extensions, not exceeding six years in total, including the original two-year period, to provide for the orderly leasing or liquidation of the REIT’s interest in the qualified health care property). This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

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The definition of foreclosure property includes any “qualified health care property,” as defined in Code Section 856(e)(6) acquired by us as the result of the termination or expiration of a lease of such property. We have from time to time operated qualified healthcare facilities acquired in this manner for up to two years (or longer if an extension was granted). However, we do not currently own any property with respect to which we have made foreclosure property elections. Properties that we had acquired in a foreclosure or bankruptcy and operated for our own account were treated as foreclosure properties for income tax purposes, pursuant to Code Section 856(e). Gross income from foreclosure properties was classified as “good income” for purposes of the annual REIT income tests upon making the election on the tax return. Once made, the income was classified as “good” for a period of three years, or until the properties were no longer operated for our own account. In all cases of foreclosure property, we utilized an independent contractor to conduct day-to-day operations to comply with certain REIT requirements. In certain cases, we operated these facilities through a taxable REIT subsidiary. For those properties operated through the taxable REIT subsidiary, we utilized an eligible independent contractor to conduct day-to-day operations to comply with certain REIT requirements. As a result of the foregoing, we do not believe that our participation in the operation of nursing homes increased the risk that we would fail to qualify as a REIT. Through our 2017 taxable year, we had not paid any tax on our foreclosure property because those properties had been producing losses. We cannot predict whether, in the future, our income from foreclosure property will be significant and whether we could be required to pay a significant amount of tax on that income.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Accordingly, our income and gain from our interest rate swap agreements generally is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. For tax years beginning after 2004, we were no longer required to include income from hedging transactions in gross income (i.e., not included in either the numerator or the denominator) for purposes of the 95% gross income test and we are no longer required to include in gross income (i.e., not included in either the numerator or the denominator) for purposes of the 75% gross income test any gross income from any hedging transaction entered into after July 30, 2008. We did not engage in hedging transactions in 2013, 2014 or 2015. In 2016, we entered into interest rate swap agreements that effectively fix the interest rate on $250 million of term loan debt at 3.8005% per annum beginning December 30, 2016 through its maturity date and extension options, subject to adjustments based on our consolidated leverage ratio. We believe that we have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

TRS Income. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (25% prior to 2018) of the value of a REIT’s assets may consist of securities of one or more TRSs. Prior to 2009, a TRS was not permitted to directly or indirectly (i) operate or manage a health care (or lodging) facility, or (ii) provide to any other person (under a franchise, license, or otherwise) rights to any brand name under which a health care (or lodging) facility is operated. Beginning in 2009, TRSs became permitted to own or lease a health care facility provided that the facility is operated and managed by rents receive an “eligible independent contractor.” A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the new rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s operators that are not conducted on an arm’s-length basis. As stated above, we do not lease any of our facilities to any of our TRSs.

Failure to Satisfy , Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability and we would file a schedule with descriptions of each item of gross income that caused the failure.

Asset Tests. At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by (i) real estate assets (including (i) our allocable share of real estate assets held by partnerships in which we own an interest, (ii) stock or debt instruments held for less than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company), and (iii) debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e. a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934)), cash, cash items and government securities. Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. Fourth, no more than 20% (25% prior to 2018) of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e. real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

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For purposes of the second and third asset tests, the term “securities” does not include our equity or debt securities of a qualified REIT subsidiary, a TRS, or equity interest in any partnership, but does include our proportionate share of any securities held of any partnership of which we are a partner. Furthermore, for purposes of determining whether we own more than 10% of the value of only one issuer’s outstanding securities, the term “securities” does not include: (i) any loan to an individual or an estate; (ii) any Code Section 467 rental agreement; (iii) any obligation to pay rents from real property; (iv) certain government issued securities; (v) any security issued by another REIT; and (vi) our debt securities in any partnership, not otherwise excepted under (i) through (v) above, (A) to the extent of our interest as a partner in the partnership or (B) if 75% of the partnership’s gross income is derived from sources described in the 75% income test set forth above.

We may own up to 100% of the stock of one or more TRSs. However, overall, no more than 20% (25% prior to 2018) of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries (including stock in non-REIT C corporations) and other assets that are not qualifying assets for purposes of the 75% asset test.

If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset for purposes of the 75% test. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. As discussed above under the 75% gross income test, IRS guidance provides relief from re-testing certain mortgage loans held by a REIT that have been modified as a result of the current distressed market conditions with respect to real property. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.

Subject to certain de minimis exceptions, we may avoid REIT disqualification in the event of certain failures under the asset tests, provided that (i) we file a schedule with a description of each asset that caused the failure, (ii) the failure was due to reasonable cause and not willful neglect, (iii) we dispose of the assets within 6 months after the last day of the quarter in which the identification of the failure occurred (or the requirements of the rules are otherwise met within such period) and (iv) we pay a tax on the failure equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure for the period beginning on the date of the failure and ending on the date we dispose of the asset (or otherwise satisfy the requirements) multiplied by the highest applicable corporate tax rate.

Annual Distribution Requirements. To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the excess of the sum of certain items of noncash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In addition, such distributions are required to be made pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that such class is entitled to such a preference. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;
•	95% of our REIT capital gain income for such year; and
•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. We may also be entitled to pay and deduct deficiency dividends in later years as a relief measure to correct errors in determining our taxable income. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

The availability to us of, among other things, depreciation deductions with respect to our owned facilities depends upon the treatment by us as the owner of such facilities for federal income tax purposes, and the classification of the leases with respect to such facilities as “true leases” rather than financing arrangements for federal income tax purposes. The questions of whether we are the owner of such facilities and the leases are true leases for federal tax purposes, are essentially factual matters. We believe that we will be treated as the owner of each of the facilities that we lease, and such leases will be treated as true leases for federal income tax purposes. However, no assurances can be given that the IRS will not successfully challenge our status as the owner of our facilities subject to leases, and the status of such leases as true leases, asserting that the purchase of the facilities by us and the leasing of such facilities merely constitute steps in secured financing transactions in which the lessees are owners of the facilities and we are merely a secured creditor. In such event, we would not be entitled to claim depreciation deductions with respect to any of the affected facilities.

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Other events that could impact the determination of our taxable income (before the deduction for dividend distributions) include a change in the applicable tax laws. For example, the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted on December 22, 2017, and generally takes effect for taxable years beginning on or after January 1, 2018, made significant changes that will impact the computations of taxable income. The provisions of the Tax Act likely to have the greatest impact on the computation of our undistributed taxable income are (i) the 30% limitation on the deduction for our interest expense, which limitation may be avoided if we elect to use the alternative depreciation system to depreciate our real property and qualified improvements thereto, (ii) the provisions requiring revenue recognition in conformity with the Company’s applicable financial statements, (iii) the provisions allowing for full expensing of qualified property placed in service prior to 2022 (this deduction is reduced by 20% per year beginning in 2023), and (iv) limitations imposed on the deductibility of performance-based compensation paid to the principal executive and financial officers, and our next three (3) highest compensated officers. Other provisions that could have a lesser impact on our undistributed taxable income include, for example, additional limitations on the deductions for certain travel and entertainment expenses and lobbying expenses before local governmental bodies. Future changes in the tax laws could further impact the computation of our taxable income and adversely affect our ability to satisfy the distribution requirements set forth above. As a result, we might not be able to satisfy the 90% distribution requirement or, if such requirement is met, but we distribute less than 100% of our taxable income, we might be subject to corporate income tax or the 4% excise tax.

Reasonable Cause Savings Clause. We may avoid disqualification in the event of a failure to meet certain requirements for REIT qualification if the failures are due to reasonable cause and not willful neglect, and if the REIT pays a penalty of $50,000 for each such failure. This reasonable cause safe harbor is not available for failures to meet the 95% and 75% gross income tests or the asset tests.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and the reasonable cause relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible and our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of current and accumulated earnings and profits. However, in such a case, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to dividends that we make, and in the case of an individual, trust, or an estate, dividends are treated the same as capital gain income, which currently is subject to a maximum income tax rate that is lower than regular income tax rates. In addition, in the case of an individual, trust or an estate, to the extent such taxpayer’s unearned income (including dividends) exceeds certain threshold amounts, the Medicare Tax on unearned income also will apply to dividend income. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Failure to qualify could result in our incurring indebtedness or liquidating investments in order to pay the resulting taxes.

Other Tax Matters

 We own and operate a number of properties through subsidiaries and the classification of such subsidiaries varies for federal income tax purposes as described in this section. Some of these subsidiaries elected to be taxed as REITs beginning with the calendar year ending December 31, 2015. The stock of the REIT subsidiaries, and dividends received from the REIT subsidiaries, will qualify under the asset tests and income tests, respectively, as described above; provided that such subsidiaries maintain their REIT qualification.

Our REIT subsidiaries own and operate a number of properties through subsidiaries, known as qualified REIT subsidiaries, which we refer to as QRSs. Code Section 856(i) provides that a corporation that is a qualified REIT subsidiary shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the tests for REIT qualification to our REIT subsidiaries described in this prospectus under the heading “Taxation of Omega,” the QRSs will be ignored, and all assets, liabilities and items of income, deduction, and credit of such QRSs will be treated as assets, liabilities and items of income, deduction, and credit of our REIT subsidiaries.

In the case of a REIT that is a partner in a partnership (such as our Operating Partnership), such REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

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Taxation of Taxable U.S. Holders That Are Not Tax-Exempt

Distribution. So long as Omega qualifies for taxation as a REIT, distributions on shares of Omega’s stock made to U.S. holders out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for corporate U.S. holders. Additionally, Omega’s ordinary dividends will generally not qualify as qualified dividend income, which, for individuals, trusts and estates, is included in the computation of net capital gain, which can be taxed at rates that are lower than ordinary income rates. Any distribution declared by Omega in October, November or December of any year on a specified date in any such month shall be treated as both paid by Omega and received by Omega’s stockholders on December 31 of that year, provided that the distribution is actually paid by Omega no later than January 31 of the following year. Distributions made by Omega in excess of accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. holder’s basis and will reduce the basis of the U.S. holder’s shares. Any distributions by Omega in excess of accumulated earnings and profits and in excess of a U.S. holder’s basis in the U.S. holder’s shares will be treated as gain from the sale of Omega’s shares. See “Disposition of Stock of Omega” below.

Qualified REIT Dividends. Distributions that we make to our U.S. Stockholders out of current or accumulated earnings and profits that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) for tax years beginning before January 1, 2026, generally will entitle individuals, trusts and estates to the 20% pass-through deduction. Corporate stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Stockholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Stockholder’s particular circumstances. In addition, for any noncorporate U.S. Stockholder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.

Capital Gains Dividends. Distributions to U.S. holders that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed Omega’s actual net capital gain for the taxable year), without regard to the period for which a U.S. holder held Omega’s shares. However, a corporate U.S. holder, may be required to treat a portion of some capital gain dividends as ordinary income. If Omega elects to retain and pay income tax on any net long-term capital gain, each of Omega’s U.S. holders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of Omega’s U.S. holders would also receive a refundable tax credit for its proportionate share of the tax paid by Omega on such retained capital gains and increase the basis of its shares of Omega’s stock in an amount equal to the amount of includable capital gains reduced by the share of refundable tax credit.

Disposition of Stock of Omega. Upon any taxable sale or other disposition of any shares of Omega’s stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. holder’s adjusted tax basis in these shares of Omega’s stock. This gain will be capital gain if the U.S. holder held these shares of Omega’s stock as a capital asset, which will be long-term capital gain or loss if such U.S. holder has held such shares for more than one (1) year.

3.8% Tax on Net Investment Income. Certain U.S. holders of Omega’s stock who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on certain “net investment income,” including dividends on Omega’s stock and capital gains from the sale or other disposition of Omega’s stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to as UBTI. Distributions made by Omega to a U.S. holder that is a tax-exempt entity (such as an individual retirement account, which we refer to as an IRA, or a 401(k) plan) generally should not constitute UBTI, unless such tax-exempt U.S. holder has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. holder.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in Omega will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code.

Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a “pension-held REIT.” Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT’s gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund (including income from activities financed with “acquisition indebtedness”), to the REIT’s gross income (less direct expenses related thereto) from all sources. The special rules will not require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%.

A REIT will be treated as a “pension-held REIT” if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the five or fewer test discussed above. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT’s stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT’s stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT’s stock or beneficial interests. Omega believes that it will not be treated as a pension-held REIT. However, because the shares of Omega are publicly traded, no assurance can be given that Omega is not or will not become a pension-held REIT.

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Information Reporting Requirements and Backup Withholding Tax

Omega will report to its U.S. holders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Generally, backup withholding will apply to such dividends if:

•	you fail to furnish a TIN in the prescribed manner;
•	the IRS notifies us that the TIN furnished by you is incorrect;
•	the IRS notifies us that you are subject to backup withholding because you failed to report properly the receipt of reportable interest or dividend payments; or
•	you fail to certify under penalties of perjury that you are not subject to backup withholding.

A U.S. holder who does not provide Omega with the holder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the U.S. holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, Omega may be required to withhold a portion of any capital gain distributions made to U.S. holders who fail to certify their non-foreign status to Omega. Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. holders, and non-U.S. holders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

Taxation of Non-U.S. Holders

The rules governing non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in stock of Omega, including any reporting requirements.

Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”. Distributions made by Omega to non-U.S. holders that are not attributable to gain from the sale or exchange by Omega of United States real property interests, which we refer to as USRPI, and that are not designated by Omega as capital gain dividends will be treated as ordinary income dividends to non-U.S. holders to the extent made out of current or accumulated earnings and profits of Omega. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable United States income tax treaty. Omega expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a non-U.S. holder unless a lower treaty rate applies and the non-U.S. holder has filed an applicable IRS Form W-8 with Omega, certifying the non-U.S. holder’s entitlement to treaty benefits.

If the investment in our stock is treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as a U.S. holders is taxed with respect to ordinary dividend income (and also may be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a foreign corporation that is not entitled to any treaty exemption). In general, a non-U.S. holder will not be considered to be engaged in a U.S. trade or business solely as a result of its ownership of our stock unless we are provided with a W-8ECI by such non-U.S. Holder.

Distributions made by Omega in excess of its current and accumulated earnings and profits to a non-U.S. holder who owns not more than 10% of the stock of Omega (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of Omega’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution (i.e., 30% or lower treaty rate). However, the non-U.S. holder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of Omega’s then current and accumulated earnings and profits by filing a U.S. federal income tax return.

Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest” . So long as Omega’s stock continues to be regularly traded on an established securities market located in the United States, such as the NYSE, distributions to a non-U.S. holder holding not more than 10% at all times during the one-year period ending on the date of the distribution will not be treated as attributable to gain from the sale or exchange of a USRPI. See “Distributions Not Attributable to Gain from the Sale or Exchange of a ‘United States Real Property Interest.’”

Distributions made by Omega to non-U.S. holders that are attributable to gain from the sale or exchange of any USRPI will be taxed to a non-U.S. holder under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA, provisions. Under FIRPTA, such distributions are taxed to a non-U.S. holder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. holder will be taxed on distributions made by Omega that are attributable to gain from the sale or exchange of any USRPI at the normal capital gain rates applicable to a U.S. holder. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. holder that is not entitled to a treaty exemption. Omega is required to withhold 21% of any distribution that is attributable to gain from the sale or exchange by Omega of any USRPI, whether or not designated by Omega as a capital gains dividend. Such amount is creditable against the non-U.S. holder’s FIRPTA tax liability.

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Sale or Disposition of Stock of Omega .. Generally, gain recognized by a non-U.S. holder upon the sale or exchange of stock of Omega will not be subject to United States taxation unless such stock constitutes a USRPI within the meaning of the FIRPTA. The stock of Omega will not constitute a USRPI so long as Omega is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by non-U.S. holders. For purposes of determining if we are domestically-controlled, we may assume that any shareholder owing less 5% of our stock is a U.S. person unless we have actual knowledge that such shareholder is not a U.S. person. Omega believes that generally it has been and will continue to be a “domestically controlled REIT,” and therefore that the sale of stock of Omega will generally not be subject to taxation under FIRPTA. However, because the stock of Omega is publicly traded, no assurance can be given that Omega is or will continue to be a “domestically controlled REIT.”

If Omega does not constitute a “domestically controlled REIT,” gain arising from the sale or exchange by a non-U.S. holder of stock of Omega would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the stock of Omega is regularly traded on an established securities market, such as the NYSE, located in the United States and (ii) the selling non-U.S. holder’s interest (after application of certain constructive ownership rules) in Omega is not more than 10% at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the stock of Omega were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. holder (subject to the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock of Omega (including Omega) would be required to withhold and remit to the IRS 15% of the gross purchase price. Additionally, in such case, distributions on the stock of Omega to the extent they represent a return of capital or capital gain from the sale of the stock of Omega, rather than dividends, would be subject to a 15% withholding tax. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases:

•	if the non-U.S. holder’s investment in the stock of Omega is effectively connected with a United States trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain; or
•	if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to the same treatment as a U.S. holder with respect to such gain.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code, which we refer to as FATCA, on certain types of payments made to certain foreign financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax must be imposed on our dividend distributions, and, commencing on January 1, 2019, a 30% withholding tax must be imposed on gross proceeds from the sale of Omega’s stock, in cases where Omega’s stock is held by or through certain foreign financial institutions (including investment funds), unless such financial institution enters into a compliance agreement with the IRS, whereby it will agree to report, on an annual basis, certain information with respect to shares in the financial institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Likewise, dividends and gross proceeds from the sale of Omega’s stock held by a non-financial non-U.S. entity will be subject to 30% withholding (as of the same dates described above with respect to financial institutions) unless such non-financial non-U.S. entity (1) certifies to Omega either that (A) the non-financial non-U.S. entity does not have a “substantial United States owner” or (B) provides Omega with the name, address and U.S. TIN of each substantial U.S. owner and (2) Omega does not know or have reason to know that the certification or information provided regarding substantial U.S. owners is incorrect. If a non-financial non-U.S. entity provides Omega with the name, address, and TIN of a substantial United States owner, Omega will provide such information to the IRS. Omega will not pay any additional amounts to any stockholders in respect of any amounts withheld.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective holders of our securities should recognize that the present federal income tax treatment of investment in our Company may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in our Company.

State and Local Taxes

We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

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PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:

•	to or through underwriters for resale to purchasers, which underwriters may act directly or through a syndicate represented by one or more managing underwriters;
•	directly to one or more purchasers, through a specific bidding, auction or other process;
•	through agents or dealers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	in exchange for outstanding indebtedness; or
•	through a combination of any of these methods of sale.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any delayed delivery arrangements;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Market-Making, Stabilization and Other Transactions

To facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

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There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any preferred stock, warrants or units on any securities exchange; any such listing with respect to any particular security will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

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LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for Omega Healthcare Investors, Inc. by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia. In addition, the description of material federal income tax consequences contained in this prospectus under the heading “U.S. Federal Income Tax Considerations” is based upon the opinion of Bryan Cave Leighton Paisner LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements and schedules of Omega Healthcare Investors, Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which are incorporated by reference in this prospectus. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements and schedules of OHI Healthcare Properties Limited Partnership included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of its internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which are incorporated by reference in this prospectus. Such financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by the Company in connection with the offering of the securities registered. All amounts are estimates except for the registration fee.

SEC Registration Fee	$	*
Rating Agency Fees		**
Trusting Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing and Filing Expenses		**
Transfer Fees and Expenses		**
Miscellaneous		**
Total	$	**

* Deferred in reliance on Rules 456(b) and 457(r) of the Securities Act
** An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement

Item 15.	Indemnification of Directors and Officers

The charter and bylaws of Omega provide for indemnification of directors and officers to the fullest extent permitted by Maryland law.

Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either (i) committed in bad faith or (ii) the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings. However, a corporation may not indemnify a director or officer who shall have been adjudged to be liable to the corporation, or who instituted a proceeding against the corporation (unless such proceeding was brought to enforce the indemnification provisions of Section 2-418, or the charter, bylaws, a resolution of the board of directors of the corporation or an agreement approved by the board of directors). In addition, a director may not be indemnified under Section 2-418 in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct. A director or officer who has been successful on the merits or otherwise, in the defense of any proceeding referred to above shall be indemnified against any reasonable expenses incurred by the director or officer in connection with the proceeding. As noted below, the SEC may limit the corporation’s obligation to provide this indemnification.

Omega has also entered into indemnity agreements with the officers and directors of the registrant that provide that the registrant will, subject to certain conditions, pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the registrant. Once an initial determination is made by the registrant that a director or officer did not act in bad faith or for personal benefit, the indemnification provisions contained in the charter, bylaws, and indemnity agreements would require the registrant to advance any reasonable expenses incurred by the director or officer, and to pay the costs, judgments, and penalties determined against a director or officer in a proceeding brought against them.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of Omega pursuant to the above-described provisions, Omega understands that the SEC is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that immediately precedes such exhibits and is hereby incorporated by reference.

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           If the warrants to be issued are to be offered to existing security holders of the registrant pursuant to warrants or rights and any securities not taken by security holders of the registrant are to be reoffered to the public, then the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on this 31st day of August 2018.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints C. Taylor Pickett and Robert O. Stephenson, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities stated below, to sign any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto either of said attorneys-in-fact and agents, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing necessary or advisable to be done in and about the premises, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of August, 2018.

Signature	Position

/s/ C. Taylor Pickett	Chief Executive Officer and Director (Principal Executive Officer)
C. Taylor Pickett

/s/ Robert O. Stephenson	Chief Financial Officer (Principal Financial Officer)
Robert O. Stephenson

/s/ Michael D. Ritz	Chief Accounting Officer (Principal Accounting Officer)
Michael D. Ritz

/s/ Kapila K. Anand	Director
Kapila K. Anand

Director
Craig M. Bernfield

/s/ Norman R. Bobins	Director
Norman R. Bobins

/s/ Craig R. Callen	Director
Craig R. Callen

/s/ Barbara B. Hill	Director
Barbara B. Hill

/s/ Edward Lowenthal	Director
Edward Lowenthal

/s/ Ben W. Perks	Director
Ben W. Perks

/s/ Stephen D. Plavin	Director
Stephen D. Plavin

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement.*
4.1	Articles of Amendment and Restatement of Omega Healthcare Investors, Inc., (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3ASR filed on September 3, 2015).
4.2	Amended and Restated Bylaws of Omega Healthcare Investors, Inc. as of June 8, 2017 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 9, 2017).
4.3	Form of Articles Supplementary for Preferred Stock.*
4.4	Form of Warrant Agreement (including form of Warrant).*
4.5	Form of Unit Purchase Agreement (including form of Unit).*
5.1	Opinion of Shapiro Sher Guinot & Sandler, P.A. as to the legality of the securities registered hereby.+
8.1	Opinion of Bryan Cave Leighton Paisner LLP regarding certain tax matters.+
12.1	Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.+
23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 8.1).
23.2	Consent of Shapiro Sher Guinot & Sandler, P.A. (included in Exhibit 5.1).
23.3	Consent of Ernst & Young LLP.+
23.4	Consent of Ernst & Young LLP.+
24.1	Powers of Attorney (included in the signature page hereto).

* To the extent required, to be filed either by a post-effective amendment to the registration statement or as an exhibit to a Current Report on Form  8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated by reference herein.

+ Filed herewith.